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                                                                     EXHIBIT 5.1

                                December 21, 2001

Starbase Corporation
4 Hutton Centre Drive, Suite 800
Santa Ana, CA 92707-8713

Ladies and Gentlemen:

        We have acted as counsel to Starbase Corporation (the "Company") in connection with a Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Registration Statement") relating to 19,672,983 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock").

        In connection with the foregoing, we have examined, among other things, the Registration Statement and originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Company.

        Based upon the foregoing, we are of the opinion the Shares issued or issuable upon conversion of the debenture and exercise of the warrants issued in accordance with the terms of the Convertible Debenture and Warrant Purchase Agreement, dated as of November 20, 2001 between the Company and the purchasers named therein, when issued in accordance with the terms of such debentures and warrants, as the case may be, will be legally issued, fully paid and non-assessable.

        We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the filing of a copy of this opinion as an exhibit.

                                          Very truly yours,


                                          JENKENS & GILCHRIST PARKER CHAPIN, LLP